Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF
WAYFAIR INC.

(a Delaware corporation)

(Amended and restated as of February 12, 2025)

AMENDED AND RESTATED
BYLAWS OF
WAYFAIR INC.
EFFECTIVE FEBRUARY 12, 2025
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ARTICLE I.
CORPORATE OFFICES

1.1     REGISTERED OFFICE.
The registered office of Wayfair Inc. (the “Corporation”) shall be fixed in the Corporation’s Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
1.2     OTHER OFFICES.
The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
2.1     PLACE OF MEETINGS.
Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, meetings of stockholders shall be held at the Corporation’s principal executive office.
2.2    ANNUAL MEETINGS.
The Board shall determine the date and time of the annual meeting of the stockholders and designate such date and time in the notice of meeting, which such notice shall be in the form prescribed by Section 2.6 of these bylaws. At the annual meeting of the stockholders, directors shall be elected and only such other proper business for stockholder action under applicable law and pursuant to these bylaws that is properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of the stockholders.
2.3     SPECIAL MEETINGS.
A special meeting of the stockholders may be called at any time by the Board, chair of the Board (or in the event of co-chairs, either co-chair), the chief executive officer or the president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons. The Board may postpone, reschedule or cancel any special meeting of the stockholders.
No business may be transacted at a special meeting other than the business specified in the notice of meeting to stockholders, which such notice shall be in the form prescribed by Section 2.6 of these bylaws. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to this Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
2.4     ADVANCE NOTICE PROCEDURES FOR BUSINESS TO BE TRANSACTED AT AN ANNUAL MEETING.
(i)     Only such business (other than the nomination and election of directors, which must comply with the provisions of Section 2.5 of these bylaws and applicable law) may be transacted at an annual meeting of stockholders as is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, (b) otherwise properly brought by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (c) otherwise properly brought by a Proposing Stockholder who (1) was a stockholder of record of the Corporation on the date that the notice contemplated by this Section 2.4 is delivered to the secretary of the Corporation and through the date of the annual meeting, (2) is entitled to vote at the annual meeting and (3) has complied with this Section 2.4 in all applicable respects. Section 2.4(i)(c) shall be the exclusive means for a Proposing Stockholder to propose business to be brought before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act.

(ii)     Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act and the nomination and election of directors, which must comply with the provisions of Section 2.5 of these bylaws and applicable law, for business to be properly brought before an annual meeting pursuant to Section 2.4(i)(c), the Proposing Stockholder must deliver timely notice thereof in proper written form to the secretary of the Corporation, and such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. To be considered timely, a Proposing Stockholder’s notice must be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and no earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Proposing Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment, recess, postponement, continuation or rescheduling of an annual meeting, or the announcement thereof, commence a new time period

(or extend any time period) for the giving of a Proposing Stockholder’s notice as described above.
(iii)     To be in proper written form for purposes of this Section 2.4, a Proposing Stockholder’s notice must set forth the following information:
(a)     As to the Proposing Stockholder and any Stockholder Associated Person:
(A)whether such person(s) is/are providing the notice at the request of a beneficial holder of Corporation Securities;
(B)the name and address of the Proposing Stockholder and any Stockholder Associated Person;
(C)(1) the class and series and number of shares of Corporation Securities that are, directly or indirectly, owned of record or beneficially by the Proposing Stockholder or any Stockholder Associated Person (specifying the type of ownership); (2) the name of each nominee holder for, and the number of, any Corporation Securities owned beneficially but not of record by the Proposing Stockholder or any Stockholder Associated Person, the number of such Corporation Securities held by each such nominee holder, and any pledge with respect to any of such Corporation Securities; (3) the dates such Corporation Securities were acquired; (4) the investment intent of such acquisition as would be required to be disclosed on Item 4 of a Schedule 13D; and (5) evidence of such beneficial or record ownership;
(D)a complete and accurate description of all Derivative Instruments or Short Interests owned, held or entered into by the Proposing Stockholder or any Stockholder Associated Person;
(E)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which the Proposing Stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments or Short Interest;
(F)a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of the Proposing Stockholder or any Stockholder Associated Person with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(G)a complete and accurate description of all agreements, arrangements and understandings (whether oral or in writing) between or among the Proposing Stockholder, any Stockholder Associated Person and/or any other person (including the name of each such person) in connection with or related to the proposal of such business (or, with respect to a notice pursuant to Section 2.5 of these bylaws, any such agreements, arrangements and understandings in connection with or related to the proposed nomination) including without limitation: (1) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any Corporation Securities and (2) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Stockholder, any Stockholder Associated Person or other person);
(H)the names and addresses of any other beneficial or record owners of Corporation Securities known by such Proposing Stockholder to be financially supporting the proposed business;
(I)a representation from the Proposing Stockholder and any Stockholder Associated Person, as applicable, that (1) neither the Proposing Stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such Proposing Stockholder or Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.4 or Section 2.5, as applicable;
(J)a complete and accurate description of any pending or, to the Proposing Stockholder’s or any Stockholder Associated Person’s knowledge, threatened legal proceeding in which such Proposing Stockholder or Stockholder Associated Person is a party or participant involving the Corporation or, to such Proposing Stockholder’s or Stockholder Associated Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(K)a representation from the Proposing Stockholder that such stockholder (1) is, and will at the time of such meeting, be a holder of record of Corporation Securities entitled to vote at such meeting, (2) intends to vote such Corporation Securities at such meeting; and (3) intends to appear in person at, or send a Qualified Representative to, such meeting to propose the business that is specified in the notice (or, with respect to a notice pursuant to Section 2.5 of these bylaws, intends to appear in person at, or send a Qualified Representative to, such meeting to nominate the Proposed Nominee) before the meeting and an acknowledgment that, if such Proposing Stockholder or a Qualified Representative of such Proposing Stockholder does not appear to present such business at such meeting (or, with respect to a notice pursuant to

Section 2.5 of these bylaws, to nominate the Proposed Nominee at such meeting), then such business proposal (or, with respect to a notice pursuant to Section 2.5 of these bylaws, such nomination) shall be disregarded and no vote shall be taken with respect to such business (or, with respect to a notice pursuant to Section 2.5 of these bylaws, such nomination), notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(L)a representation from the Proposing Stockholder as to whether such stockholder or any Stockholder Associated Person intends to (1) deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by the Proposing Stockholder or such Stockholder Associated Person to be sufficient to approve or adopt the business to be proposed (or, with respect to a notice pursuant to Section 2.5 of these bylaws, to elect the Proposed Nominee) or, (2) with respect to a notice pursuant to Section 2.5 of these bylaws, to solicit proxies in support of the election of any Proposed Nominee named in the Proposing Stockholder’s notice in accordance with Rule 14a-19 under the Exchange Act, or (3) to engage in a solicitation (within the meaning of Rule 14a-1(l)) of the Exchange Act with respect to such business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(M)any other information relating to the Proposing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person for the proposed business (or, with respect to a notice pursuant to Section 2.5 of these bylaws, for the election of directors in an election contest) pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and any other information relating to each such Proposing Stockholder or Stockholder Associated Person that would be required to be set forth on a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act (regardless of whether such person or entity is actually required to file a Schedule 13D).
(b)     As to each item of business that the Proposing Stockholder proposes to bring before the annual meeting:
(A)a brief description of the business desired to be brought before the annual meeting;
(B)the reasons for conducting such business at the annual meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission);

(C)a complete and accurate description of any material interest in such business of the Proposing Stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated material benefit to the Proposing Stockholder and any Stockholder Associated Person therefrom;
(D)the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these bylaws, the language of the proposed amendment); and
(E)any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the Proposing Stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14(a) under of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.
(iv)     A Proposing Stockholder shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered in accordance with an Acceptable Delivery Method not later than five (5) business days after the record date for determining stockholders entitled to receive notice of the annual meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed since such Proposing Stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 2.4. If a Proposing Stockholder fails to provide such written update within the periods set forth in this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.4. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not be deemed to extend or waive any applicable deadlines under these bylaws or cure deficiencies in a Proposing Stockholder’s notice or permit a change. In addition, the Proposing Stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation.

(v)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the annual meeting in accordance with the procedures set forth in this Section 2.4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.4 shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise required by applicable law, the Certificate of Incorporation, or these bylaws, the presiding officer of the meeting shall have the power and duty to determine whether any business was properly brought before the meeting in accordance with this Section 2.4, and if such presiding officer should so determine that such proposal had not been made in compliance with these bylaws or any Proposing Stockholder or Stockholder Associated Person does not act in accordance with the representations in Section 2.4(iii)(a), the presiding officer shall declare to the meeting that such proposal was not properly brought before the meeting and such proposal shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such business may have been solicited or received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by applicable law, if the Proposing Stockholder (or a Qualified Representative of such stockholder) proposing any business to be conducted at the annual meeting does not appear at the annual meeting to present such proposal, such proposed business shall be disregarded and no vote shall be taken with respect to such proposal, notwithstanding that proxies in respect of such vote may have been solicited or received by the Corporation.
(vi)    This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders, other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.5     ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.
(i)     Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only if (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, (b) otherwise properly brought before the annual meeting or special meeting by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (c) otherwise properly brought by a Proposing Stockholder who (1) was a stockholder of record of the Corporation on the date that the notice contemplated by this Section 2.5 is delivered to the secretary of the Corporation and through the date of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 in all applicable respects. Section 2.5(i)(c) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(ii)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at a meeting, the Proposing Stockholder must deliver timely notice thereof in proper written form to the secretary of the Corporation. To be considered timely, a Proposing Stockholder’s notice must be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation not later than (a) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day and no earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Proposing Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation, and (b) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made by the Corporation. In no event shall any adjournment, recess, postponement, continuation or rescheduling of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposing Stockholder’s notice as described above.
(iii)     To be in proper written form for purposes of this Section 2.5, a Proposing Stockholder’s notice must set forth the following information:
(a)    As to each Proposing Stockholder and any Stockholder Associated Person, the information set forth in Section 2.4(iii)(a) of these bylaws, except that, for purposes of this Section 2.5(iii)(a), the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(a) shall be made with respect to each Proposed Nominee; and
(b)     As to each Proposed Nominee:
(A)the name, age, business address and residence address of such Proposed Nominee;
(B) the principal occupation or employment of such Proposed Nominee;
(C)(1) the class or series and number of Corporation Securities, if any, that are, directly or indirectly, owned of record or beneficially by such Proposed Nominee (specifying the type of ownership); (2) the name of each nominee holder for, and the number of any, Corporation Securities owned beneficially but not of record by such Proposed Nominee, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any of such stock; (3) the dates such Corporation Securities were acquired; (4) the investment intent of such acquisition; (5) evidence of such beneficial or record ownership; and (6) a complete description of all Derivative Instruments or Short Interests owned, held or entered into by such Proposed Nominee;
(D)a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed and executed by such Proposed Nominee in the form required by the Corporation (which form the Proposing Stockholder shall request in writing from the secretary of the Corporation prior to submitting notice and which the secretary shall provide within ten (10) days after receiving such request);
(E)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form the Proposed Nominee, or the Proposing Stockholder on behalf of the Proposed Nominee, shall request in writing from the secretary of the Corporation and which the secretary shall provide within ten (10) days after receiving such request), providing that such Proposed Nominee: (1) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how the Proposed Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with the Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (3) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which any Corporation Securities are listed, the Certificate of Incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director, if elected, and consents to being named in any proxy statement, associated proxy card or other proxy materials; and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(F)whether such Proposed Nominee believes they are eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange on which any Corporation Securities are listed, and the basis for such belief;
(G)details of any relationship between such Proposed Nominee and any person as would be required to be reported on a Schedule 13D in accordance with the Exchange Act if such Proposed Nominee was required to file a Schedule 13D with respect to the Corporation;
(H)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person, on the one hand, and each such Proposed Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant; and
(I)any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such nominee as a director pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such Proposed Nominee’s written consent to being named in the Corporation’s proxy statement, associated proxy card or other proxy materials as a nominee and to serve as a director if elected).
The Corporation may require any Proposed Nominee to furnish such other information (A) as may be reasonably requested by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such Proposed Nominee. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make themself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.

(iv)     A Proposing Stockholder shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered in accordance with an Acceptable Delivery Method not later than five (5) business days after the record date for determining stockholders entitled to receive notice of the meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and if not practicable, on the first practicable date prior to the date to which such meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed since such Proposing Stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 2.5. If a Proposing Stockholder fails to provide such written update within the periods set forth in this paragraph, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.5. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not be deemed to extend or waive any applicable deadlines under these bylaws or cure deficiencies in a Proposing Stockholder’s notice or permit a change. In addition, the Proposing Stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation.
(v)     No person shall be eligible for nomination as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.5. Except as otherwise required by applicable law, the Certificate of Incorporation, or these bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination was properly made in accordance with this Section 2.5, and if such presiding officer should so determine that such proposed nomination had not been made in compliance with these bylaws or any Proposing Stockholder or Stockholder Associated Person does not act in accordance with the representations in Section 2.4(iii)(a), the presiding officer shall declare to the meeting that such nomination was defective and such defective nomination shall be disregarded and any ballots cast for the Proposed Nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots for the nominee in question) shall be void and of no force or effect, notwithstanding that proxies with respect to such vote may have been solicited or received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by applicable law, if the Proposing Stockholder (or a Qualified Representative of such stockholder) proposing any nomination does not appear at the meeting to present such nomination, such nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been solicited or received by the Corporation.

(vi)    If (a) any person provides notice pursuant to Rule 14a-19(b) of the Exchange Act in connection with a stockholder’s notice provided under this Section 2.5 and such person subsequently either (A) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (b) no other person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (A) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (B) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under Section 2.5, such stockholder shall deliver to the secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
2.6     NOTICE OF MEETINGS OF STOCKHOLDERS.
Unless waived as set forth in Section 7.12 and except as otherwise required by applicable law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with this Section 2.6 to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Unless otherwise required by applicable law, the Certificate of Incorporation or these bylaws, notice may be given in writing directed to the stockholder’s mailing address or by electronic transmission to the stockholder’s electronic mail address as it appears on the Corporation’s records or by such other form of electronic transmission consented to by the stockholder in accordance with applicable law, and shall be deemed given:
(a)     if mailed, when deposited in the U.S. mail, postage prepaid; or
(b)    if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address;
(c)     if electronically transmitted, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL.

2.7     QUORUM.
Unless otherwise provided by applicable law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock of the Corporation issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.8 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.8     ADJOURNED MEETING; NOTICE.
When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with these bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notwithstanding anything in these bylaws to the contrary, the chair of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date and time.
2.9     CONDUCT OF BUSINESS.
The chair of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including, but not limited to, the regulation of the manner of voting and the conduct of business.
The chair of the Board (or in the event of co-chairs, either co-chair) or, in their absence, the person whom the Board designates or, in the absence of that person or the failure of the Board to designate a person, the chief executive officer or president of the Corporation (in the absence of a chief executive officer) or, in that person’s absence, the person chosen by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chair of the meeting. In the absence of the secretary or any assistant secretary of the Corporation, the secretary of the meeting shall be the person the chair appoints.

2.10     VOTING.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgers and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the Certificate of Incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) and shall be valid and binding upon the Corporation.
2.11     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Except as otherwise provided by the Certificate of Incorporation and subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, (a) prior to the Final Conversion Date (as defined in the Certificate of Incorporation), any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted; and (b) immediately following the Final Conversion Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
2.12     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action (unless the Board determines, at a time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination).
If the Board does not so fix a record date:
(i)     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
2.13     PROXIES.
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner authorized by Section 212 of the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary a revocation of the proxy or a new proxy bearing a later date before the vote pursuant to that proxy.
Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.14     LIST OF STOCKHOLDERS ENTITLED TO VOTE.
The officer who has charge of the stock ledger of the Corporation shall prepare and make, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote at the meeting is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
2.15     INSPECTORS OF ELECTION.
Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chair of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:
(i)     determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(ii)     receive votes or ballots;
(iii)     hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv)     count and tabulate all votes;
(v)    determine when the polls shall close;
(vi)     determine the result; and
(vii)     do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE III.
DIRECTORS
3.1     POWERS.
Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by or under the direction of the Board.

3.2    NUMBER OF DIRECTORS.
The authorized number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws. The Certificate of Incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the Certificate of Incorporation, the directors of the Corporation shall be divided into three (3) classes.
3.4    RESIGNATION, NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT.

The Board may hold meetings, both regular and special, at any place, either within or outside the State of Delaware from time to time as designated by the Board.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.6    REGULAR MEETINGS.
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by resolution adopted by the affirmative vote of a majority of the Board and no notice shall be required for any regular meeting.
3.7    SPECIAL MEETINGS; NOTICE.
Special meetings of the Board for any purpose or purposes may be called at any time by the chair of the Board (or in the event of co-chairs, either co-chair), the chief executive officer, the president (in the event there is no chief executive officer of the Corporation), the secretary or a majority of the authorized number of directors.
Notice of the time and place of special meetings shall be:
(i)     delivered personally by hand, by courier or by telephone;
(ii)    sent by United States first-class mail, postage prepaid;
(iii)    sent by facsimile; or
(iv)     sent by electronic mail,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place, if any, of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.8     QUORUM.
At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10     FEES AND COMPENSATION OF DIRECTORS.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.
3.11     REMOVAL OF DIRECTORS.
Except as otherwise provided by the DGCL or the Certificate of Incorporation, and subject to the rights of the holders of the shares of any series of preferred stock, prior to the Final Conversion Date, the Board or any individual director may be removed from office at with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote generally at an election of directors, and from and after the Final Conversion Date, the Board or any individual director may only be removed from office for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.
ARTICLE IV.
COMMITTEES
4.1     COMMITTEES OF DIRECTORS.
The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings.
4.2     MEETINGS AND ACTION OF COMMITTEES.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i)     Section 3.5 (place of meetings and meetings by telephone or other communications equipment);
(ii)     Section 3.6 (regular meetings);
(iii)    Section 3.7 (special meetings and notice);
(iv)    Section 3.8 (quorum);
(v)     Section 3.9 (board action by written consent without a meeting); and
(vi)    Section 7.12 (waiver of notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(a)the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(b)special meetings of committees may also be called by resolution of the Board; and
(c)notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
ARTICLE V.
OFFICERS
5.1     OFFICERS.
The officers of the Corporation shall be a president, a secretary and a treasurer. The Corporation may also have, at the discretion of the Board, a chair of the Board (or co-chairs of the Board), a vice chair of the Board, a chief executive officer, a chief financial officer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2     APPOINTMENT OF OFFICERS.
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3    SUBORDINATE OFFICERS.
The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
5.4    TERM.
Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5     VACANCIES IN OFFICES.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.
5.6     REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
The chair of the Board (or in the event of co-chairs, either co-chair), the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7     AUTHORITY AND DUTIES OF OFFICERS.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
ARTICLE VI.
BOOKS AND RECORDS
Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE VII.
GENERAL MATTERS
7.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.
The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.2     STOCK CERTIFICATES; PARTLY PAID SHARES.
The shares of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it behind understood that each of the chair, or in the event of co-chairs, either co-chair, or vice-chair of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.3     SPECIAL DESIGNATION ON CERTIFICATES.
If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.4    LOST CERTIFICATES.
Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5    CONSTRUCTION; DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6     DIVIDENDS.
The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
7.7     FISCAL YEAR.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
7.8     SEAL.
The Corporation may adopt a corporate seal, which shall be adopted, and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9    TRANSFER OF STOCK.
Shares of the stock of Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
7.10    STOCK TRANSFER AGREEMENTS.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
7.11     REGISTERED STOCKHOLDERS.
The Corporation:
(i)     shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)     shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and
(iii)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
7.12    WAIVER OF NOTICE.
Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
ARTICLE VIII.
INDEMNIFICATION
8.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (a “D&O Indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any such Proceeding; provided, however, to the extent not prohibited by applicable law, the Corporation shall not be required to indemnify a D&O Indemnitee in connection with (i) a Proceeding initiated by such D&O Indemnitee, unless the Proceeding was authorized in the specific case by the Board or as otherwise provided in Section 8.4, and (ii) any Proceeding (or any part of any Proceeding) brought directly and not derivatively by the Corporation against such D&O Indemnitee.
8.2     INDEMNIFICATION OF OTHERS.
The Corporation, in the discretion of the Board, may indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any

Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (an “Other Indemnitee,” and together with D&O Indemnitee, an “Indemnitee”), against all liability and loss suffered and expenses actually and reasonably incurred by such Other Indemnitee in connection with any such Proceeding.
8.3     ADVANCEMENT OF EXPENSES.
The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) actually and reasonably incurred by any D&O Indemnitee, and, in the discretion of the Board, may pay the expenses actually and reasonably incurred by any Other Indemnitee, in defending any Proceeding in advance of its final disposition; provided, however, that, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further appeal that the Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.
8.4     DETERMINATION; CLAIM.
If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VIII is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.
8.5     NON-EXCLUSIVITY OF RIGHTS.
The rights conferred on any Indemnitee by this Article VIII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.
8.6     INSURANCE.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or the DGCL.
8.7     OTHER INDEMNIFICATION.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
8.8     CONTINUATION OF INDEMNIFICATION.
The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the D&O Indemnitee has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such D&O Indemnitee.
8.9     AMENDMENT OR REPEAL.
Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a D&O Indemnitee in effect prior to the time of such repeal or modification.
ARTICLE IX.
AMENDMENTS
Subject to the limitations set forth in Section 8.9 of these bylaws or the provisions of the Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote at an election of directors.
ARTICLE X.
FORUM FOR ADJUDICATION OF DISPUTES
10.1     EXCLUSIVE FORUM.
Unless the Corporation consents in writing to the selection of an alternative forum, (i) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or its current directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be brought by any stockholder (including a beneficial owner) exclusively in the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, in the other courts of competent jurisdiction in the State of Delaware or the United States District Court for the District of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
10.2     FOREIGN ACTION.
To the fullest extent not prohibited by law, if any action, the subject matter of which is within the scope of Section 10.1, is filed in a court other than a court permitted by Section 10.1 (a “Foreign Action”) in the name of any stockholder, whether individually, representatively or derivatively on behalf of the Corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 10.2 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
10.3     CONSENT AND APPLICATION.
To the fullest extent not prohibited by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XI.
EMERGENCY BYLAWS AND OTHER POWERS IN EMERGENCY
11.1     EMERGENCY BYLAWS.
This Article XI shall be operative during any Emergency, notwithstanding any different or conflicting provision of the preceding sections of these bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the preceding sections of these bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur.
11.2     MEETINGS; NOTICE.
During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board, or such committee, or by the chair (or in the event of co-chairs, either co-chair), the chief executive officer, the president or the secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and officers as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
11.3     QUORUM.
At any meeting of the Board called in accordance with Section 3.8 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 3.8 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.
11.4     LIABILITY.
No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.
ARTICLE XII.
DEFINITIONS
As used in these bylaws, the following terms have the meanings specified in this Article XII:
“Acceptable Delivery Method” means delivery in writing to the secretary of the Corporation by registered mail addressed to the secretary at the principal executive offices of the Corporation, return receipt requested.
“affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
“associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
“beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

“Corporation Securities” means capital stock or other securities of the Corporation (such capital stock or any other securities of the Corporation.
“Derivative Instruments” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security.
“DGCL” means the General Corporation Law of the State of Delaware.
“electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).
“electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique username or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.
“electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“Emergency” means any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Proposed Nominee” means any and each person whom the Proposing Stockholder proposes to nominate for election or re-election as a director.
“Proposing Stockholder” means any stockholder proposing business to be brought before an annual meeting of stockholders pursuant to Section 2.4 of these bylaws or any stockholder proposing nominations pursuant to Section 2.5 of these bylaws.
“public disclosure” or its corollary “publicly disclosed” means (i) disclosure in a press release reported by the Dow Jones News Services, The Associated Press, or another national news service (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.
“Qualified Representative” of a stockholder means (i) a duly authorized officer, member, manager or partner of such stockholder or (ii) a person who is duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at a specified meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
“Short Interests” means any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities.
“Stockholder Associated Person” means, as to any Proposing Stockholder (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such stockholder, (ii) any beneficial owner of any shares of capital stock of the Corporation on whose behalf the nomination or proposal is being made (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder, and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder in respect of any nominations or proposals, as applicable.